                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                       PEMBRIDGE VALUE OPPORTUNITY FUND LP
                        PEMBRIDGE CAPITAL MANAGEMENT LLC
                       CRESCENDO PARTNERS II L.P. SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                 TIMOTHY E. BROG
                                  ARNAUD AJDLER
                                  JOHN J. JONES
                           TOPPS FULL VALUE COMMITTEE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

         Topps Full Value Committee (the  "Committee"),  together with the other participants (as defined below),  intends to make a preliminary  filing with the
Securities and Exchange Commission ("SEC") of a proxy statement and accompanying
GOLD  proxy card to be used to solicit  votes for the  election  of its slate of director nominees and certain  non-binding business proposals at the 2006 annual meeting of stockholders of The Topps Company,  Inc., a Delaware corporation (the
"Company").

         THE COMMITTEE  STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ
THE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE  BECAUSE
THEY CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS ARE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  SOLICITATION  WILL PROVIDE COPIES OF THE PROXY  MATERIALS,
WITHOUT  CHARGE,  UPON  REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE
PARTICIPANTS'  PROXY SOLICITOR,  D.F. KING & CO., INC. AT ITS TOLL-FREE  NUMBER:
l-800-628-8532.

         THE  PARTICIPANTS  IN  THE  PROXY   SOLICITATION  ARE  PEMBRIDGE  VALUE
OPPORTUNITY  FUND  LP,  A  DELAWARE  LIMITED  PARTNERSHIP  ("PEMBRIDGE  VALUE"),
PEMBRIDGE   CAPITAL   MANAGEMENT  LLC,  A  DELAWARE  LIMITED  LIABILITY  COMPANY
("PEMBRIDGE CAPITAL"), TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES Y, A
DELAWARE LIMITED PARTNERSHIP  ("CRESCENDO PARTNERS II"),  CRESCENDO  INVESTMENTS
II, LLC, A DELAWARE LIMITED  LIABILITY  COMPANY  ("CRESCENDO  INVESTMENTS  II"),
CRESCENDO  ADVISORS  LLC,  A  DELAWARE  LIMITED  LIABILITY  COMPANY  ("CRESCENDO
ADVISORS"),   ERIC   ROSENFELD,   ARNAUD   AJDLER  AND  JOHN  J.   JONES.   (THE
"PARTICIPANTS").

         Pembridge  Value owns 328,000 shares of the Company.  As the investment manager of Pembridge Value,  Pembridge Capital may be deemed to beneficially own the 328,000 shares of the Company owned by Pembridge Value.  Timothy E. Brog may be deemed to  beneficially  own 350,441  shares of the  Company,  consisting  of
22,441 shares held directly by Mr. Brog and 328,000  shares that Mr. Brog may be deemed to  beneficially  own by virtue of his  position  as the sole  manager of
Pembridge  Value.  Mr.  Brog  disclaims   beneficial  ownership  of  the  shares
beneficially  owned by  Pembridge  Value  except to the extent of his  pecuniary interest therein.

         Crescendo  Partners  II  beneficially  owns  1,757,600  shares  of  the
Company. As the general partner of Crescendo Partners II, Crescendo  Investments
II may be  deemed  to  beneficially  own the  1,757,600  shares  of the  Company beneficially  owned by Crescendo  Partners II. Crescendo  Advisors  beneficially owns 100 shares of the Company. Eric Rosenfeld may be deemed to beneficially own
1,757,800 shares of the Company, consisting of 100 shares held by Eric Rosenfeld and Lisa  Rosenfeld  JTWROS,  1,757,600  shares Mr.  Rosenfeld  may be deemed to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Investments II and 100 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Advisors.

                                      -3-

          Neither Arnaud Ajdler nor John J. Jones beneficially own any shares of the Company.

                                      -4-